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                                                                EXHIBIT 5




                  [WRIGHT, LINDSEY & JENNINGS LLP LETTERHEAD]




                               September 10, 1998


J.B. Hunt Transport Services, Inc.
615 J.B. Hunt Corporate Drive
Lowell, Arkansas 72745

Gentlemen:

        We have acted as counsel for J.B. Hunt Transport Services, Inc., an Arkansas corporation ("the Company") in connection with the proposed issuance and sale by the Company of $100,000,000 principal amount of 7% Senior Notes Due September 15, 2004, (the "Notes"), pursuant to a Registration Statement on Form S-3, as amended (File No. 33-64950) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission on June 24, 1993, with respect to $250,000,000 in aggregate principal amount of the Company's senior debt securities or subordinated debt securities or both. The Notes will be issued pursuant to a Senior Indenture (herein so called) dated as of July 1, 1993, between the Company and LaSalle National Bank as successor Trustee.

        Before rendering our opinions hereinafter set forth, we examined such certificates, instruments and documents, and we reviewed such questions of law as we considered appropriate.

        Based upon the foregoing examination and review, we are of the opinion that, assuming the Notes shall have been duly executed and authenticated in accordance with the Senior Indenture and issued and sold as described in the Prospectus Supplement dated September 4, 1998, to the basic Prospectus dated July 28, 1993 (collectively, the "Prospectus"), constituting a part of the Registration Statement, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Senior Indenture, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, or other law relating to or affecting creditors' rights generally, and by general equitable principles.

        This opinion is limited to the laws of the State of Arkansas and the federal laws of the United States of America.
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Wright Lindsey & Jennings LLP

J.B. Hunt Transport Services, Inc.
September 10, 1998
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        We hereby consent to the statements made with respect to us under the captions "Legal Opinions" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                        Very truly yours,


                                        WRIGHT, LINDSEY & JENNINGS